EXHIBIT 99.1

                                                        [COMPANY LOGO]

FOR IMMEDIATE RELEASE
CONTACT: JOSEPH T. SCHEPERS
         VICE PRESIDENT, CORPORATE COMMUNICATIONS
         (770) 419-3355


              CRYOLIFE REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

             BIOGLUE(R) SALES INCREASED 33% OVER THIRD QUARTER 2003
             PROJECTS REVENUE GROWTH AND MARGIN IMPROVEMENT IN 2005
                  STRONG GROWTH IN ORTHOPAEDIC TISSUE REVENUES
                   PROGRESS WITH NEW PROTEIN HYDROGEL PRODUCTS


ATLANTA...(NOVEMBER 4, 2004)... CryoLife, Inc. (NYSE: CRY), a biomaterials and biosurgical device company, today reported financial results for the third quarter and first nine months of 2004.

     Revenues for the third quarter of 2004 were $16.1 million compared to $15.1 million in the third quarter of 2003. The net loss in the third quarter of 2004 was $6.0 million compared to $4.7 million in the third quarter of 2003. The net loss in the third quarter of 2004 included a legal liability accrual of $2.4 million. On a fully diluted basis, net loss per common share for the third quarter of 2004 was $.26 compared to a loss of $.24 in the same period of 2003.

     Revenues for the first nine months of 2004 were $46.5 million compared to $46.7 million in the first nine months of 2003. The net loss in the first nine months of the year was $16.4 million compared to a net loss of $25.1 million in the first nine months of 2003. On a fully diluted basis, the net loss per common share was $.72 in the first nine months of 2004 compared to a net loss of $1.27 per common share in the same period of 2003.

     In the third quarter of 2004, BioGlue(R) sales increased 33% to $8.9 million compared to $6.7 million in the third quarter of 2003. U.S. BioGlue sales increased 37% to $6.9 million in the third quarter of 2004 compared to $5.0 million in the same period in 2003. International BioGlue sales increased 21% to $2.0 million in the third quarter of 2004 compared to $1.7 million in the same period last year. BioGlue revenues are expected to be between $8.6-$9.0 million in the fourth quarter of 2004.

     "We are pleased with the successful launch of the BioGlue Syringe Delivery Device in the U.S. and Europe. BioGlue sales remain on track to increase at least 25% to $35.0-$35.5 million in 2004 from $27.8 million in 2003," said Steven G. Anderson, CryoLife President and Chief Executive Officer.

                                     -more-
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     Tissue  processing   revenues,   which  include  cardiac,   vascular,   and
orthopaedic tissues, were $7.0 million in the third quarter of 2004 compared to $8.1 million in the third quarter of 2003. Cardiac tissue processing revenues were $3.5 million in the third quarter of 2004 compared to $4.5 million in the third quarter of 2003. Vascular tissue processing revenues were $2.6 million in the third quarter of 2004 compared to $3.1 million in the third quarter of 2003. Orthopaedic revenues were $843,000 in the third quarter of 2004 compared to $467,000 in the third quarter of 2003.

     "Tissue processing revenues increased in the third quarter of 2004 to $7.0 million from $6.1 million in the second quarter of 2004. The gross margin significantly improved again to -2% in the third quarter of 2004 from -25% in the second quarter of 2004 due to processing improvements that were implemented by the Company. Our orthopaedic business has achieved strong revenue increases in each quarter this year and revenues are expected to be $6.0-$8.0 million in 2005," stated Anderson.

     Total tissue processing revenues are expected to be between $6.0-$7.0 million in the fourth quarter of 2004 and $25.0-$26.0 million for the full year 2004. Total tissue processing and product revenues are projected to be $15.0-$16.5 million in the fourth quarter and $61.5-$63.0 million for full year 2004.

     In the third quarter 2004, general, administrative, and marketing expenses were $12.1 million, which included an increase in the legal liability accrual of $2.4 million, compared to $10.6 million in the third quarter of 2003. In the third quarter of 2004, research and development expenses were $904,000 as compared to $823,000 in third quarter of 2003.

     For the fourth quarter of 2004, the Company expects general, administrative, and marketing expenses of approximately $9.5-$11.0 million and approximately $41.5-$43.0 million for the full year 2004. The Company expects research and development expenses to be approximately $1.0 million in the fourth quarter of 2004 and approximately $3.7 million in 2004.

     The Company expects strong revenue growth and margin improvement in 2005. Guidance for 2005 is the following: BioGlue revenues are expected to be $40.0-$42.0 million in 2005. Total tissue processing revenues are expected to be $32.0-$37.0 million in 2005. The Company expects tissue processing and product revenues of $73.0-$80.0 million in 2005. The Company expects its tissue processing business to have a positive gross margin in the first quarter of 2005. The combined tissue processing and product gross margin is expected to be approximately 45% to slightly more than 50%.

     General,  administrative,   and  marketing  expenses  are  expected  to  be
$41.0-$45.0   million  in  2005.  Research  &  Development  is  expected  to  be approximately $4.0 million in 2005.

     The Company's protein hydrogel research and development initiatives include the following:

     The Company is developing BioDisc(TM), a spinal disc nucleus repair system, and expects to begin a human feasibility study in the U.K. with initial implants in the first half of 2005. The Company plans to file an IDE for BioDisc with the FDA in the first half of 2005.

                                     -more-
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                                                                     Page 3 of 5

     The Company is developing a proprietary, bioresorbable stent based on its protein hydrogel technology, that is designed to open stenotic blood vessels and increase blood flow by providing a contiguous intravascular paving of the arterial walls. These biological stents have been implanted in animals and were found to be patent after removal. The technology is intended to be a long-term solution, which has the potential to allow the arteries to return to normal function, and may have applications in a wide array of medical conditions, such as athlerosclerosis and vulnerable plaque.

     In late July, the Company announced that the 2005 Defense Appropriations Conference Report included $1.0 million to develop BioFoam(TM) for rapid hemostasis in penetrating wounds and severe trauma on the battlefield.

     The Company will hold a teleconference call and live web cast at 11:15 a.m. Eastern Standard Time, Thursday, November 4, 2004, to discuss third quarter 2004 results, followed by a question and answer session hosted by Steven G. Anderson, CryoLife President and Chief Executive Officer.

     To listen to the live teleconference, please dial 973-582-2749 a few minutes prior to 11:15 a.m. No identification number is required. A replay of the teleconference will be available November 4 through November 10, and can be accessed by calling (toll free) 877-519-4471 or 973-341-3080. The identification number for the replay is 5284237. The live webcast can be accessed by going to the Investor Relations section of the CryoLife website at WWW.CRYOLIFE.COM.

ABOUT CRYOLIFE, INC.
     Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair. The Company also manufactures the SG Model #100 vascular graft, which is CE marked for distribution within the European Community.

     Statements made in this press release that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that the Company's 2004 and 2005 revenues and expenses may not meet its expectations, that the Company's 2004 and 2005 BioGlue revenues may not meet its expectations, that the demand for CryoLife preserved tissues may not return to prior levels, that the orthopaedic business will not grow as expected in 2005, that the gross margins in the tissue processing business may not improve, that the Company may experience delays in filing its IDE for BioDisc, that the Company's general administrative and marketing expenses may not meet expectations due to higher than expected costs of resolving existing and future litigation, the possibility that the FDA could impose additional restrictions on the Company's operations, require a recall, or prevent the Company from processing and distributing tissues or manufacturing and distributing other products, that FDA regulation of the Company's CryoValve SG and CryoVein SG may require significant time and expense, that the protein hydrogel products under development, such as the bioresorbable stent, may not be commercially feasible, that the Company may not have sufficient borrowing or other capital availability to fund its business, that pending litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages (which are not covered by insurance) or other liabilities in excess of available insurance, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources to pay the claims against it, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife and other risk factors detailed in CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2003, and the Company's other SEC filings. The Company does not undertake to update its forward-looking statements.

     For additional information about the company, visit CryoLife's website:
                            http://www.cryolife.com

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

                                                            CRYOLIFE, INC.
                                                    Unaudited Financial Highlights
                                                   (In thousands, except share data)

                                                            Three Months Ended               Nine Months Ended
                                                               September 30,                  September 30,
                                                       ---------------------------      ---------------------------
                                                           2004           2003              2004           2003
                                                       -----------     -----------      -----------     -----------
Revenues:
   Products                                            $     9,151     $     6,831      $    27,213     $    20,362
   Human tissue preservation services                        6,955           8,097           19,234          25,842
   Distribution and grant                                       12             169               71             526
                                                       -----------     -----------      -----------     -----------
       Total revenues                                       16,118          15,097           46,518          46,730

Costs and expenses:
   Products                                                  1,998           1,782            5,839           5,429
   Human tissue preservation services                        7,124           7,481           23,770          15,084
   General, administrative, and marketing                   12,127          10,575           31,968          45,706
   Research and development                                    904             823            2,716           2,828
   Interest expense                                             54              87              156             366
   Interest income                                             (71)           (101)            (201)           (348)
   Other (income) expense, net                                 (10)            (94)              27              46
                                                       ------------    ------------     -----------     -----------
       Total costs and expenses                             22,126          20,553           64,275          69,111

   Loss before income taxes                                 (6,008)         (5,456)         (17,757)        (22,381)
   Income tax (benefit) expense                                 --            (761)          (1,371)          2,669
                                                       -----------     ------------     ------------    -----------
Net loss                                               $    (6,008)    $    (4,695)     $   (16,386)    $   (25,050)
                                                       ============    ============     ============    ============

Net loss per share:
   Basic                                               $    (0.26)     $    (0.24)      $    (0.72)     $    (1.27)
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $    (0.26)     $    (0.24)      $    (0.72)     $    (1.27)
                                                       ===========     ===========      ===========     ===========

Weighted average shares outstanding:
   Basic                                                    23,287          19,701           22,928          19,669
                                                       ===========     ===========      ===========     ===========
   Diluted                                                  23,287          19,701           22,928          19,669
                                                       ===========     ===========      ===========     ===========

Revenues from:
   Cardiovascular                                      $     3,476     $     4,547      $     9,737     $    14,308
   Vascular                                                  2,636           3,083            7,771          10,637
   Orthopaedic                                                 843             467            1,726             897
                                                       -----------     -----------      -----------     -----------
       Total cryopreservation                                6,955           8,097           19,234          25,842
                                                       -----------     -----------      -----------     -----------

   BioGlue                                                   8,914           6,694           26,519          20,027
   Implantable medical devices                                 237             137              694             335
   Distribution and grant                                       12             169               71             526
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    16,118     $    15,097      $    46,518     $    46,730
                                                       ===========     ===========      ===========     ===========-

International revenues                                 $     2,346     $     1,951      $     6,764     $    5,508
Domestic revenues                                           13,772          13,146           39,754          41,222
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    16,118     $    15,097      $    46,518     $    46,730
                                                       ===========     ===========      ===========     ===========


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

                                                            CRYOLIFE, INC.
                                                         Financial Highlights
                                                            (In thousands)

                                                                       Unaudited           Audited
                                                                       September 30,      Dec. 31,
                                                                           2004             2003
                                                                       ------------     -----------

Cash and cash equivalents                                              $     15,193     $    11,916
    and marketable securities, at market
Trade receivables, net                                                        8,938           6,377
Other receivables, net                                                        1,505           1,865
Deferred preservation costs, net                                              8,038           8,811
Inventories                                                                   4,829           4,450
Total assets                                                                 78,525          75,027
Shareholders' equity                                                         51,620          48,338
